Exhibit 99.2

CHINA MERCHANTS AMERICOLD

LOGISTICS COMPANY LIMITED

Financial Statements and Independent Auditor’s

Report for the years ended

December 31, 2017, 2016 and 2015

China Merchants Americold Logistics Company Limited

Consolidated Financial Statements

Years Ended December 31, 2017, 2016 and 2015

Contents

Report of Independent Auditors	1-2

Consolidated Financial Statements

Consolidated Balance Sheets	3-4
Consolidated Statements of Comprehensive Loss	5-6
Consolidated Statements of Shareholders’ Equity	7
Consolidated Statements of Cash Flows	8-9
Notes to Consolidated Financial Statements	10-37

Report of Independent Auditors

The Board of China Merchants Americold Logistics Company Limited and Subsidiaries:

We have audited the accompanying consolidated financial statements of China Merchants Americold Logistics Company Limited, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive loss, consolidated statements of shareholders’ equity and consolidated statements of cash flows for each of the three years in the periods ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Merchants Americold Logistics Company Limited at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the periods ended December 31, 2017 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

March 10, 2018

Except for Note 18, as to which the date is

September 11, 2018

China Merchants Americold Logistics Company Limited

Consolidated Balance Sheets

		As of December 31,
	Note	2017	2016
		(In RMB)
Assets

Cash and cash equivalents	4	51,624,524	82,131,749
Accounts receivable – net (including RMB652,430 and RMB135,483 due from related parties)	5	41,742,834	40,974,353
Inventory – net	6	3,028,301	2,986,533
Prepayment and other current assets (including RMB38,388,259 and RMB14,161,361 due from related parties)	7	75,726,711	63,740,374

Total current assets		172,122,370	189,833,009

Property, plant and equipment and prepaid land lease – net	8	85,282,593	101,048,131
Construction in process	9	—	319,545
Goodwill		103,473,812	103,473,812
Intangible assets – net		9,578	13,165

Total non-current assets		188,765,983	204,854,653

Total assets		360,888,353	394,687,662

China Merchants Americold Logistics Company Limited

Consolidated Balance Sheets (Continued)

		As of December 31,
	Note	2017	2016
		(In RMB)
Liabilities and shareholders’ equity

Liabilities:

Accounts payable (including RMB372,186 and RMB2,066,367 due to related parties)		30,256,897	17,199,618
Short-term loans from related parties	10	47,919,060	89,876,300
Accrued expenses and other liabilities (including RMB115,964,253 and RMB87,613,588 due to related parties)	7	145,128,941	134,016,967

Total current liabilities		223,304,898	241,092,885

Other non-current liabilities		14,608,921	14,194,006

Total non-current liabilities		14,608,921	14,194,006

Total liabilities		237,913,819	255,286,891

Shareholders’ equity:

Share capital - Ordinary shares (US$1 par value, 50,000 shares authorized, 10,000 issued and outstanding as of December 31, 2017 and 2016)		6,773	6,773
Additional paid-in capital		380,443,989	380,443,989
Accumulated deficit		(292,125,147)	(275,378,502)
Accumulated other comprehensive income	12	34,648,919	34,328,511

Total shareholders’ equity		122,974,534	139,400,771

Total liabilities and shareholders’ equity		360,888,353	394,687,662

China Merchants Americold Logistics Company Limited

Consolidated Statements of Comprehensive Loss

		For the Years Ended December 31,
	Note	2017	2016	2015
		(In RMB)
Revenues

Warehouse service revenues		133,895,098	126,235,102	104,847,499
Transportation service revenues (including RMB3,387,553, nil and nil, respectively from related parties)		108,331,228	94,306,733	91,149,199
Other revenues (including RMB13,340,873, RMB8,469,662 and RMB7,452,462, respectively from related parties)		18,998,716	11,510,251	50,938,830

Total Revenues		261,225,042	232,052,086	246,935,528

Costs of revenues:

Warehouse service costs (including RMB13,297,772, RMB9,299,156 and RMB7,439,193, respectively to related parties)		(118,811,016)	(117,535,042)	(98,122,284)
Transportation service costs (including RMB274,090, nil and nil, respectively to related parties)		(102,888,962)	(92,802,198)	(88,789,997)
Costs of other revenues		(3,902,750)	(2,134,146)	(48,960,504)

Total costs of revenues		(225,602,728)	(212,471,386)	(235,872,785)

Operating (expenses) income:

General and administrative expenses (including RMB6,069,886, RMB6,200,309 and RMB2,744,032, respectively to related parties)		(49,586,034)	(33,528,366)	(30,898,653)
Other operating income – net	13	99,959	718,712	725,314

Total operating expenses		(49,486,075)	(32,809,654)	(30,173,339)

Other (expense) income:

Interest expense (including RMB2,656,542, RMB3,367,505 and RMB3,320,273, respectively to related parties)		(5,058,845)	(4,277,797)	(6,575,627)
Interest income (including RMB83,088, nil and nil, respectively from related parties)		213,713	119,922	89,634
Foreign exchange gain (loss)		1,503,868	(964,556)	(820,764)
Gain (loss) from disposal of properties (including RMB286,771, nil and nil, respectively from related parties)		458,380	457,558	(1,460,503)

Total other expense		(2,882,884)	(4,664,873)	(8,767,260)

China Merchants Americold Logistics Company Limited

Consolidated Statements of Comprehensive Loss (Continued)

		For the Years Ended December 31,
	Note	2017	2016	2015
		(In RMB)
Loss before income tax		(16,746,645)	(17,893,827)	(27,877,856)

Income tax benefit	11	—	—	85,350

Net loss		(16,746,645)	(17,893,827)	(27,792,506)

Other comprehensive income - net of tax:
Change in unrealized net gain on foreign currency		320,408	353,387	603,081

Total other comprehensive income - net of tax		320,408	353,387	603,081

Total comprehensive loss		(16,426,237)	(17,540,440)	(27,189,425)

China Merchants Americold Logistics Company Limited

Consolidated Statements of Shareholders’ Equity

(In RMB)	Share capital	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total equity
Balance - January 1, 2015	6,773	371,773,989	33,372,043	(229,692,169)	175,460,636
Capital contribution from shareholders	—	8,670,000	—	—	8,670,000
Loss for the year	—	—	—	(27,792,506)	(27,792,506)
Other comprehensive income	—	—	603,081	—	603,081

Balance - December 31, 2015	6,773	380,443,989	33,975,124	(257,484,675)	156,941,211

Loss for the year	—	—	—	(17,893,827)	(17,893,827)
Other comprehensive income	—	—	353,387	—	353,387

Balance - December 31, 2016	6,773	380,443,989	34,328,511	(275,378,502)	139,400,771

Loss for the year	—	—	—	(16,746,645)	(16,746,645)
Other comprehensive income	—	—	320,408	—	320,408

Balance - December 31, 2017	6,773	380,443,989	34,648,919	(292,125,147)	122,974,534

China Merchants Americold Logistics Company Limited

Consolidated Statements of Cash Flows

		For the Years Ended December 31,
	Note	2017	2016	2015
		(In RMB)
Operating activities:

Net loss		(16,746,645)	(17,893,827)	(27,792,506)
Adjustments to reconcile net loss to net cash provided by operating activities:

Allowances for doubtful debts		18,988,276	433,520	459,493
Depreciation and amortization		26,960,659	27,193,789	26,901,787
(Gain) loss from disposal of properties		(458,380)	(457,558)	1,460,503
Foreign exchange (gain) loss		(1,504,543)	964,556	(864,602)
Deferred tax benefit		—	—	(85,350)

Changes in operating assets and liabilities:

(Increase) decrease in inventories		(41,768)	(184,050)	26,442,161
(Increase) decrease in accounts receivable		(356,628)	14,003,067	(14,847,916)
(Increase) decrease in prepayment and other current assets		(31,066,059)	2,352,896	23,579,360
Increase (decrease) in accounts payable		13,057,279	(15,829,031)	(1,102,387)
Increase in accrued expenses and other liabilities		11,111,974	66,340,456	5,745,756
Increase (decrease) in other non-current liabilities		414,915	(1,150,563)	(5,604,965)

Net cash provided by operating activities		20,359,080	75,773,255	34,291,334

Investing activities:

Proceeds from the sale of property, plant and equipment		994,848	5,091,874	2,711,875
Purchase of property, plant and equipment		(11,408,455)	(13,460,398)	(7,875,987)

Net cash used in investing activities		(10,413,607)	(8,368,524)	(5,164,112)

China Merchants Americold Logistics Company Limited

Consolidated Statements of Cash Flows (Continued)

		For the Years Ended December 31,
	Note	2017	2016	2015
		(In RMB)
Financing activities:

Cash receipts from shareholders’ contribution		—	—	8,670,000
Proceeds from borrowings		40,000,000	29,876,300	60,000,000
Repayments for borrowings		(80,000,000)	(40,073,252)	(88,089,503)

Net cash used in financing activities		(40,000,000)	(10,196,952)	(19,419,503)

Net (decrease) increase in cash and cash equivalents		(30,054,527)	57,207,779	9,707,719
Effect of foreign currency translation on cash and cash equivalents		(452,698)	(394,828)	286,902
Cash and cash equivalents: Beginning of period	4	82,131,749	25,318,798	15,324,177

End of period	4	51,624,524	82,131,749	25,318,798

Supplemental disclosures of cash flows information:

Interest paid		(4,400,573)	(3,411,059)	(4,179,004)

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements

December 31, 2017, 2016 AND 2015

1.	ORGANIZATION

The Company

China Merchants Americold Logistics Company Limited (the “Company”) was incorporated as a limited liability company incorporated under the laws of British Virgin Islands (“BVI”) on January 20, 2010. The principal activities of the Company and its subsidiaries (collectively referred to as the “Group”) are provision of cold chain transportation and warehousing services in the People’s Republic of China (“PRC”).

The immediate holding company is Smart Ally Holdings Limited, a limited liability company incorporated in BVI and the ultimate holding company is China Merchants Group Limited, a state-owned enterprise registered in the PRC.

The address of the registered office of the Company is P. O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Details of the Company’s subsidiaries as of December 31, 2017 and December 31, 2016 were as follows:

Company	Share Capital/Paid in Capital	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
China Merchants Americold Logistics (Hong Kong) Company Limited	HK$1	Hong Kong	100%	Investment holding
China Merchants Americold Logistics (Wuhan) Company Limited	US$1,000,000	PRC	100%	Development and operation of cold chain transportation and warehouse
Kangxin Logistics (Tianjin) Company Limited	US$8,789,300	PRC	100%	Development and operation of cold chain transportation and warehouse
Shenzhen China Merchants Americold Supply Chain Company Limited(Formerly, Shenzhen China Merchants Americold Trading Company Limited)	RMB30,000,000 (2016: RMB5,000,000)	PRC	100%	Domestic trading and electronic commerce
China Merchants Americold Logistics (Zhengzhou) Company Limited	US$1,000,000	PRC	100%	Development and operation of cold chain transportation and warehouse

There consolidated financial statements are presented in Renminbi (“RMB”), unless otherwise stated.

Ownership

As of December 31, 2017, the Company’s shareholders are Smart Ally Holdings Limited and Americold Logistics Hong Kong Limited, which owns 51% and 49% of the Company’s shares, respectively.

The ultimate holding company of Smart Ally Holdings Limited and Americold Logistics Hong Kong Limited are China Merchants Group Limited and Americold Reality Trust, respectively.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

1.	ORGANIZATION (Continued)

Business and Industry Information

The Group has a large national presence in temperature-controlled warehousing business in mainland China. The Company directly or through certain subsidiaries, provides supply chain management solutions to food and wine manufacturers and retailers who require multi-temperature storage, handing and distribution capability for their products. Service offerings include: (i) rental, storage and warehouse services; (ii) transportation services; (iii) sale of goods.

The Company, which is headquartered in Shenzhen China, operates 8 temperature-controlled warehouses, located in Tianjin, Beijing, Shanghai, Guangzhou, Qingdao, Suzhou, Zhengzhou and Wuhan, China.

As of December 31, 2017, the Group had approximately 235 employees.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The Group experienced a net loss of RMB16,746,645 for the year ended December 31, 2017, and at December 31, 2017, the Group had net current liabilities of RMB51,182,528. China Merchants Logistics Holding Co, .Ltd, the entity controlled by the same ultimate controlling party, has confirmed its intention to provide continuing financial support so as to enable the Company both to meet its liabilities as they fall due and to carry on its business without a significant curtailment of operations. Therefore, the consolidated financial statements were prepared on a going concern basis. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities as that might be necessary if the Group is unable to continue as a going concern.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant estimates and assumptions reflected in the Company’s consolidated financial statements include, but are not limited to, allowance for doubtful accounts, impairment of goodwill and long-lived assets, useful lives of property, plant and equipment and intangible assets, realization of deferred tax assets, asset retirement obligations and contingencies. Actual results could differ from those estimates.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Prepaid Land Lease

Property, plant and equipment and prepaid land lease are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. Useful lives ranges are as follows:

Items

Prepaid land lease	50 years
Buildings and improvements
- Warehouse building and improvements	20-30 years
- Other buildings and improvements	20-30 years
Machinery and equipment
- Goods shelves	5-20 years
- Other machinery and equipment	3-5 years

Periodically reviews are in place for the appropriateness of the estimated useful lives of its long-lived assets.

Interest and other costs on borrowings to finance the construction of property, plant and equipment are capitalized during the period of time that is required to complete and prepare the asset for its intended use.

Cost of normal maintenance and repairs and minor replacements are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed, and any resulting gain or loss is included in the “gain (loss) from disposal of properties” line on the accompanying consolidated statements of comprehensive loss.

Construction in progress represents buildings and related premises under construction, which is stated at actual construction cost less any impairment loss. Construction in progress is transferred to the respective category of property and equipment when completed and ready for its intended use.

Other intangible assets

Other intangible assets represent computer software with useful lives of 5 to 10 years, and are derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of other intangible assets are measured at the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in consolidated statements of comprehensive loss in the period when the asset is derecognized.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets Other Than Goodwill

The Group reviews its long-lived assets for impairment when events or changes in circumstances (such as decreases in operating income and declines in occupancy) indicate that the carrying amounts may not be recoverable. A comparison is made of the expected future operating cash flows of the long-lived assets on an undiscounted basis to their carrying amounts. If the carrying amounts of the long-lived assets exceed the sum of the expected future undiscounted cash flows, an impairment charge is recognized in an amount equal to the excess of the carrying amount over the estimated fair value of the long-lived assets. The Group determined that individual warehouse properties constitute the lowest level of independent cash flows for purposes of considering possible impairment.

Goodwill

The Group evaluates the carrying value of goodwill each year as of October 1 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. When evaluating whether goodwill is impaired, the Group compares the fair value of its reporting units to its carrying amounts, including goodwill. The Group estimates the fair value of its reporting units based upon a combination of the net present value of future cash flows. Future cash flows are estimated based upon varying economic assumptions. Significant assumptions are revenue growth rates, costs, operating expenses and capital expenditure. The assumptions are based on risk-adjusted growth rates and discount factors accommodating conservative viewpoints that consider the full range of variability contemplated in the current and potential future economic situations.

If the estimated fair value of each of the reporting units exceeds the corresponding carrying value, no impairment of goodwill exists. If a reporting unit’s carrying amount exceeds its fair value, and impairment loss would be calculated by comparing the implied fair value of goodwill to the reporting unit’s carrying amount. The excess of the fair value of the reporting unit over the amount assigned for fair value to its other assets and liabilities is the implied fair value of goodwill.

There was no impairment loss recognized in 2017, 2016 and 2015.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash, demand deposit, and time deposits with original maturities of three months or less from the date of purchase.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Group considers many factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history and credit-worthiness. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value of slow-moving merchandise and damaged goods, depending upon factors such as historical and forecasted consumer demand and promotional environment. The Group takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the consolidated statements of comprehensive loss.

Revenue Recognition

Revenue for the Group includes storage and warehouse services (collectively, “Warehouse Revenue”), transportation services (“Transportation Revenue”) and revenue from the sales of products (“Other Revenue”).

The Group recognizes revenue in accordance with ASC topic 605 (“ASC 605”), Revenue Recognition. Revenue is recognized when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been provided, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Warehouse Revenue

Rent, storage and warehouse services revenue are recognized as services are provided. Customers may be charged in advance. Storage revenue is initially deferred and recognized ratably over the storage period. Warehouse services revenue is recognized as services are performed.

Transportation Revenue

The Company and its subsidiaries record transportation revenue and expenses upon delivery of the product. As the principal in the arrangement of transportation services for the customers, revenues and expenses are presented on the gross basis.

Other Revenue

Other Revenue primarily includes the sales of products which are recognized when the goods are delivered to the customers.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

Leases are classified at the inception date as either a capital lease or an operating lease. A lease is a capital lease if any of the following conditions exists:

(a)	transfer of ownership. The title to the leased property is transferred to the lessee by the end of the lease term;

(b)	there is a bargain purchase option;

(c)	the lease term is at least 75% of the property’s estimated remaining economic life; or

(d)

the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date, less any related investment tax credit retained by the lessor and expected to be realized. This criterion is not applicable if 75% or more of the leased asset’s estimated economic life has elapsed as of the beginning of the lease term.

A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred.

The Group had no capital leases for any of the years presented.

Foreign Currency

The Group’s consolidated financial statements are presented in RMB, which is also the parent company’s functional currency. For each entity, the Group determines the functional currency and items included in the financial statements of each entity are measured using that functional currency.

The local currency is the functional currency for the operations in mainland China and Hong Kong. For these operations, assets and liabilities are translated at the rates of exchange on the consolidated balance sheet date, while income and expense items are translated at average rates of exchange during the period. The resulting gains and losses arising from the translation of accounts from the functional currency into RMB are included as a separate component of shareholders’ equity in accumulated other comprehensive income until a partial or complete liquidation of the Group’s net investment in the foreign operation.

Subsidiaries may enter into transactions that are denominated in a currency other than the Group’s functional currency. These transactions are initially recorded in the functional currency of the subsidiary based on the applicable exchange rate in effect on the date of the transaction. On a monthly basis, these transactions are remeasured to an equivalent amount of the functional currency based on the applicable exchange rate in effect on the measurement date. Any adjustment required to remeasure a transaction to the equivalent amount of functional currency is recorded in the consolidated statements of operations of foreign subsidiary as a component of foreign exchange gain or loss.

Foreign currency transaction gains and losses resulting from the measurement of long-term intercompany loans or capital reserves denominated in currencies other than a subsidiary’s functional currency are recognized as a component of accumulated other comprehensive income if a repayment of these loans is not anticipated. Foreign currency transaction gains and losses on the measurement of short-term intercompany loans denominated in currencies other than a subsidiary’s functional currency are recognized as a component of non-operating income.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized in the consolidated statements of comprehensive loss, except to the extent that it relates to items recognized in other comprehensive loss or directly in equity.

Deferred tax

Deferred income tax is recognized, using the liability approach, on temporary differences arising on the initial recognition of an acquired assets or liabilities. If the amount paid when acquiring a single-asset differs from its tax basis, the consideration paid is allocated between the asset and deferred tax effect. In this case, a simultaneous equation is used to determine the amount of the deferred tax and the value of the asset acquired.

Deferred income tax is determined using tax rate (and laws) that have been enacted by the end of the reporting period date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred tax assets are recognized in full and a valuation allowance is separately recognized to the extent it is more likely than not that the deferred tax asset will not be realized.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Uncertain tax positions

The Group applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The Group has recorded unrecognized tax benefits in the other non-current liabilities line item in the accompanying consolidated balance sheets. The Group has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of “income tax expense”, in the consolidated statements of comprehensive loss.

The Group’s estimated liability for unrecognized tax benefits and the related interest and penalties are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The actual benefits ultimately realized may differ from the Group’s estimates. As each audit is concluded, adjustments, if any, are recorded in the Group’s consolidated financial statements. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which they occur.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income, as presented on the consolidated balance sheets, includes the cumulative foreign currency translation adjustments.

Contingencies

The Group records accruals for certain of its outstanding legal proceedings or claims when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. The Group evaluates, developments in legal proceedings or claims that could affect the amount of any accrual, as well as any developments that would make a loss contingency both probable and reasonably estimable. The Group discloses the amount of the accrual if it is material.

When a loss contingency is not both probable and estimable, the Group does not record an accrued liability but discloses the nature and the amount of the claim, if material. However, if the loss (or an additional loss in excess of the accrual) is at least reasonably possible, then the Group discloses an estimate of the loss or range of loss, if such estimate can be made and material, or states that such estimate is immaterial if it can be estimated but immaterial, or discloses that an estimate cannot be made. The assessments of whether a loss is probable or reasonably possible, and whether the loss or a range of loss is estimable, often involve complex judgments about future events. Management is often unable to estimate the loss or a range of loss, particularly where (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, or (iii) there is a lack of clear or consistent interpretation of laws specific to the industry-specific complaints among different jurisdictions. In such cases, there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including eventual loss, fine, penalty or business impact, if any.

Assets Retirement Obligation

The Group incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value under operating expenses.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Financial instrument of the Group primarily includes cash and cash equivalents, accounts receivable, short-term loans, long-term loans, amounts due to a related party, amounts due from a related party, and certain accrued liabilities and other current liabilities. As of December 31, 2017 and 2016, the carrying values of these financial instruments, other than the long-term loans, approximated their fair values due to the short-term maturity of these instruments. The carrying values of the long-term loans approximate their fair values, as the loans bear interest at rates determined based on the prevailing interest rates in the market.

The Group applies ASC 820 in measuring fair value. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace;

Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) Market approach; (2) Income approach and (3) Cost approach.

The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Government Grants

Government grants primarily consist of financial subsidies received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. For certain government grants, there are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of financial subsidy is determined at the discretion of the relevant government authorities. The government grants of non-operating nature with no further conditions to be met are recorded as non-operating income when received. The government grants with certain operating conditions are recorded as liabilities when received and will be recorded as operating income when the conditions are met.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Employee Benefits

Pension obligations

The Group participates in the employee retirement benefits plan of the respective municipal government in various places in the PRC where the Group operates. The Group is required to make monthly contributions calculated as a percentage of the monthly payroll costs and the respective municipal government undertakes to assume the retirement benefit obligations of all existing and future retired employees of the Group. The Group’s contributions to the schemes are expensed as incurred.

Termination obligations

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination when the entity has a detailed formal plan to terminate without possibility of withdrawal; or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after the end of the reporting period are discounted to present value.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Pronouncements Recently Adopted

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, Inventory (Topic 330) modifying the accounting for inventory. Under this ASU, the measurement principle for inventory changed from lower of cost or market value to lower of cost and net realizable value. The ASU defines net realizable value as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The Group adopted this ASU on January 1, 2017 with no material impact to our consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. Additionally, the new guidance may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Group adopted this guidance prospectively on January 1, 2017.

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of the promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled to in exchange for goods or services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers-Deferral of the effective date (“ASU 2015-14”). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 issued in May 2014. According to ASU 2015-14, the new revenue guidance ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, and interim reporting periods within annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU 2014-09. Even though the Group is a Public Business Entity because the Group’s financial statements are included in another entity’s SEC filing, the Group will apply the new revenue standard beginning January 1, 2019. The Group has set up an implementation schedule and is currently in the process of analyzing each of the Group’s revenue streams in accordance with the new revenue standard to determine the impact on the Group’s consolidated financial statements. The Group plans to continue the evaluation, analysis, and documentation of its adoption of ASU 2014-09 (including those subsequently issued updates that clarify ASU 2014-09’s provisions) throughout 2018 as the Group works towards the implementation and finalizes its determination of the impact that the adoption will have on its consolidated financial statements.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) amending the accounting for leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months, in addition to those currently recorded, on our consolidated balance sheets. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Group plans to adopt this ASU beginning on January 1, 2019. The Group is currently evaluating the impact and expect the ASU will have a material impact on our consolidated financial statements, primarily to the consolidated balance sheets and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. This Update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, and within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The amendments in this Update should be applied using a retrospective transition method to each period presented. The Group is in the process of evaluating the impact of the Update on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers Other than Inventory, amending the accounting for income taxes. The new guidance requires the recognition of the income tax consequences of an intercompany asset transfer, other than transfers of inventory, when the transfer occurs. For intercompany transfers of inventory, the income tax effects will continue to be deferred until the inventory has been sold to a third party. The ASU is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. The Group does not expect adoption of the ASU on January 1, 2018 to have a material impact on our consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, amending the presentation of restricted cash within the statement of cash flows. The new guidance requires that restricted cash be included within cash and cash equivalents on the statement of cash flows. The ASU is effective retrospectively for reporting periods beginning after December 15, 2017, with early adoption permitted. The Group does not expect adoption of the ASU on January 1, 2018 to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group is currently evaluating the impact of adopting this standard on its consolidated financial statements.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

3.	RISK AND CONCENTRATION

Concentration of Credit Risk

The Group’s credit risk arises from cash and cash equivalents, accounts receivables, prepayment and other current assets. The carrying amounts of these assets represent the maximum amount of loss due to credit risk.

Under PRC law, it is generally required that a commercial bank in the PRC that holds third-party cash deposits protect the depositors’ rights over and interests in their deposited money; PRC banks are subject to a series of risk control regulatory standards; and PRC bank regulatory authorities are empowered to take over the operation and management of any PRC bank that faces a material credit crisis. In the event of bankruptcy of one of the financial institutions in which the Group has deposits or investments, it may be unlikely to claim its deposits or investments back in full. The Group selected reputable financial institutions with high credit ratings to deposit its assets. The Group regularly monitors the ratings of the financial institutions in case of any defaults. There has been no recent history of default in relation to these financial institutions.

Accounts receivables are typically unsecured and are derived from revenue earned from customers in the PRC. The risk with respect to accounts receivables is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring of outstanding balances. The Group regularly reviews the creditworthiness of its customers, and requires collateral from its customers in certain circumstances when accounts receivables become long overdue. The Group has no significant concentrations of credit risk with respect to its customers, as customers usually pay in three months.

Concentration of Customers

One customer has accounted for more than 10% of net revenues in the years ended December 31, 2017, 2016 and 2015. The following table summarized the top 5 customers of the Group:

Customer	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Customer A	54,678,136	61,884,170	42,492,994
Customer B	16,331,199	17,105,151	2,169,267
Customer C	15,334,310	12,377,808	7,477,239
Customer D	14,647,058	20,827,768	13,083,304
Customer E	12,348,579	17,445,286	10,533,491

Foreign exchange risk

The Group mainly operates in the PRC with most of the transactions settled in RMB. Since the majority of the bank balances and cash in each of the Group’s entities are denominated in the functional currencies of the respective group’s entities, the directors of the Company considered that the Group has no material foreign exchange risk.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

3.	RISK AND CONCENTRATION (Continued)

Fair value interest rate risk and cash flow interest rate risk

The Group’s interest rate risk mainly arises from interest-bearing borrowings, bank deposits, loans from a fellow subsidiary and advances to a third party. Bank borrowings issued at variable rates as well as bank deposits expose the Group to cash flow interest rate risk whilst loans from a fellow subsidiary and advances to a third party at a fixed rate expose the Group to fair value interest rate risk.

The Group adopts a policy of maintaining an appropriate mix of fixed and floating rate borrowings which is achieved primarily through the contractual terms of borrowings. The position is regularly monitored and evaluated by reference of anticipated changes in market interest rate. The Group did not use any interest rate swap to hedge its interest rate risk during the year.

At December 31, 2017, the Group was not exposed to cash flow interest rate risk since there was no variable-rate bank borrowings and bank deposits.

4.	CASH AND CASH EQUIVALENTS

	As of December 31,
	2017	2016
	RMB	RMB
Cash at bank and on hand	51,624,524	82,131,749

5.	ACCOUNTS RECEIVABLE

Accounts receivable and the related allowance for doubtful accounts were summarized as follows:

	As of December 31,
	2017	2016
	RMB	RMB
Accounts receivable	42,183,903	41,827,275
Allowance for doubtful accounts	(441,069)	(852,922)

Accounts receivable, net	41,742,834	40,974,353

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

6.	INVENTORY, NET

	As of December 31,
	2017	2016
	RMB	RMB
Raw materials	162,780	298,447
Merchandise stocks	2,865,521	2,688,086

Inventory, net	3,028,301	2,986,533

7.	PREPAYMENTS AND OTHER CURRENT ASSETS, ACCRUED EXPENSE AND OTHER LIABILITIES

Prepayments and other current assets consisted of the following:

	As of December 31,
	2017	2016
	RMB	RMB
Due from related parties	38,388,259	14,161,361
Prepayment	8,048,543	27,906,090
Others	29,289,909	21,672,923

	75,726,711	63,740,374

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2017	2016
	RMB	RMB
Due to related parties	115,964,253	87,613,588
Accrued expense	10,650,215	24,807,857
Guarantee deposit	8,773,978	6,593,421
Salary payable	5,110,855	5,555,095
Other taxes payable	2,331,079	2,655,217
Others	2,298,561	6,791,789

	145,128,941	134,016,967

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

8.	PROPERTY, PLANT AND EQUIPMENT AND PREPAID LAND LEASE, NET

Property, plant and equipment and prepaid land lease consisted of the following:

	As of December 31,
	2017	2016
	RMB	RMB
Prepaid land lease	6,403,105	6,403,105
Buildings and improvements	157,232,138	149,620,297
Machinery and equipment	67,679,437	67,558,298

Total	231,314,680	223,581,700
Less: accumulated depreciation	(146,032,087)	(122,533,569)

	85,282,593	101,048,131

Depreciation expenses were RMB26,957,072, RMB27,190,201 and RMB26,901,787 for the years ended December 31, 2017, 2016 and 2015, respectively.

9.	CONSTRUCTION IN PROCESS

For the year ended December 31, 2017 and 2016, no interest expense was capitalized in the construction-in-progress balance.

RMB
January 1, 2016	6,813,132
Increase	5,108,094
Decrease	(11,601,681)

December 31, 2016	319,545
Increase	—
Decrease	(319,545)

December 31, 2017	—

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

10.	BORROWINGS

Loans, except intergroup borrowings, consisted of the following:

		As of December 31,
		2017	2016
	Note	RMB	RMB
Short-term loans from related parties (i)	14C	47,919,060	89,876,300

(i)	As of December 31, 2017 and 2016, the short-term other borrowing bore a weighted average interest of 2.11% and 3.07% per annum, respectively.

As of December 31, 2017, the maturity profile of these borrowings are as follows:

RMB
Within one year	47,919,060

11.	TAXATION

BVI

Under the current laws of the BVI, subsidiaries in BVI are not subject to tax on income or capital gains. In addition, upon payments of dividends by these companies to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Under the Hong Kong tax laws, subsidiaries in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% and they are exempted from income tax on their foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

China

The applicable rate for China entities is subject to the PRC enterprise income tax at the rate of 25% for the period since 2008, unless a preferential enterprise income tax rate is otherwise stipulated.

Dividends paid by PRC subsidiaries of the Group out of the profits earned after December 31, 2007 to non-PRC tax resident investors would be subject to PRC withholding tax. The withholding tax would be 10%, unless a foreign investor’s tax jurisdiction has a tax treaty with China that provides for a lower withholding tax rate and the foreign investor is qualified as a beneficial owner under the relevant tax treaty.

In general, for circumstances not being tax evasion, the PRC tax authorities will conduct examinations of the PRC entities’ tax filings of up to five years. Accordingly, the PRC entities’ tax years from 2012 to 2017 remain subject to examination by the tax authorities.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

11.	TAXATION (Continued)

Income tax benefit comprised:

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Deferred tax benefit	—	—	85,350

Reconciliation between the amount of income tax expenses and the amount computed by applying the statutory tax rate to income before income taxes was as follows:

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Loss before tax	16,746,645	17,893,827	27,877,856
Income tax at applicable tax rate of 25%	4,186,661	4,473,457	6,969,464
Non-deductible expenses	(1,341,818)	(2,817,575)	(1,197,520)
Unrecognized tax benefits	(3,318,533)	(1,918,383)	(6,078,565)
Different tax rates of subsidiaries operating in other jurisdiction	(1,402,325)	(213,805)	(151,096)
Tax losses utilized from previous periods	1,876,015	378,630	83,204
Others	—	97,676	459,863

	—	—	85,350

The components of deferred taxes were as follows:

	As of December 31,
	2017	2016
	RMB	RMB
Deferred tax assets
- Asset retirement obligation	3,484,923	3,202,413
- Taxable loss	5,585,002	19,042,085
- Less, valuation allowance	(7,325,148)	(20,360,042)

Total deferred tax assets – net	1,744,777	1,884,456

Deferred tax liabilities
- Business combination	1,744,777	1,884,456

Total deferred tax liabilities	1,744,777	1,884,456

Deferred tax assets, net*	—	—
Deferred tax liabilities, net*	—	—

*	As at December 31, 2017 and 2016, deferred tax assets of RMB1,744,777 and RMB1,884,456 have been offset against deferred tax liabilities.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

11.	TAXATION (Continued)

The operating loss carryforwards will expire as follows:

As of December 31
2017
RMB
2018	5,169,809
2019	9,060,331
2020	8,109,871

22,340,011

12.	ACCUMULATED OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments
RMB
Balance as of December 31, 2014	33,372,043
Other comprehensive income	603,081

Balance as of December 31, 2015	33,975,124

Other comprehensive income	353,387

Balance as of December 31, 2016	34,328,511

Other comprehensive income	320,408

Balance as of December 31, 2017	34,648,919

13.	OTHER OPERATING INCOME - NET

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Government grants	—	514,000	1,840,075
Compensation expenses	—	(13,874)	(1,298,372)
Other gains	99,959	218,586	183,611

Total	99,959	718,712	725,314

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS

A.	Related Parties

No.	Name of Related Parties	Relationship with the Group

1	China Merchants Group Limited	The ultimate holding company

2	Smart Ally Holdings Limited	The immediate holding company

3	Americold Logistics Hong Kong Limited	Shareholder of the Group

4	Americold Realty Trust	Shareholder of the Group

5	China International Marine Containers (Group) Limited	A company controlled by the same ultimate controlling party

6	China Merchants (Shenzhen) Import Commodity Company Limited	A company controlled by the same ultimate controlling party

7	China Merchants Americold (Hong Kong) Holdings Company Limited	A company controlled by the same ultimate controlling party

8	China Merchants Capital Management Company Limited	A company controlled by the same ultimate controlling party

9	China Merchants China Investment Management Company Limited	A company controlled by the same ultimate controlling party

10	China Merchants Cold Chain Logistics (Hong Kong) Company Limited	A company controlled by the same ultimate controlling party

11	China Merchants Container Services Company Limited	A company controlled by the same ultimate controlling party

12	China Merchants Group Financial Company Limited	A company controlled by the same ultimate controlling party

13	China Merchants Haitong Trade Company Limited	A company controlled by the same ultimate controlling party

14	China Merchants International Cold Chain (Shenzhen) Company Limited	A company controlled by the same ultimate controlling party

15	China Merchants Logistics Group Chengdu Company Limited	A company controlled by the same ultimate controlling party

16	China Merchants Logistics Group Hubei Company Limited	A company controlled by the same ultimate controlling party

17	China Merchants Logistics Holding Company Limited	A company controlled by the same ultimate controlling party

18	China Merchants Logistics Holding Guangzhou Company Limited	A company controlled by the same ultimate controlling party

19	China Merchants Logistics Holding Tianjin Company Limited	A company controlled by the same ultimate controlling party

20	China merchants Logistics Holding Zhengzhou Company Limited	A company controlled by the same ultimate controlling party

21	China Merchants Logistics Shenzhen Company Limited	A company controlled by the same ultimate controlling party

22	China Merchants Loscam (Hong Kong) Company Limited	A company controlled by the same ultimate controlling party

23	China Merchants Port Service (Shenzhen) Company Limited	A company controlled by the same ultimate controlling party

24	China Merchants Property Development Company Limited	A company controlled by the same ultimate controlling party

25	China Merchants Shekou Holdings Company Limited	A company controlled by the same ultimate controlling party

26	China Merchants Shipping Enterprise Company Limited	A company controlled by the same ultimate controlling party

27	China Merchants Steam Navigation Company Limited	A company controlled by the same ultimate controlling party

28	Chiwan Container Terminal Company Limited	A company controlled by the same ultimate controlling party

29	Kang Xin Logistics (Harbin) Company Limited	A company controlled by the same ultimate controlling party

30	Loscam Packaging Equipment Leasing (Shanghai) Company Limited	A company controlled by the same ultimate controlling party

31	Qingdao Beer Merchants Logistics Company Limited	A company controlled by the same ultimate controlling party

32	Rich Products Tianjin Company Limited	A company controlled by the same ultimate controlling party

33	Shekou Container Terminals Company Limited	A company controlled by the same ultimate controlling party

34	Shenzhen Hikeen Projects Management Company Limited	A company controlled by the same ultimate controlling party

35	United Merchant (Beijing) Food Company Limited	A company controlled by the same ultimate controlling party

36	Sinotrans Shanghai Cold Chain Logistics Company Limited	A company controlled by the same ultimate controlling party

37	Sinotrans Shandong Company Limited Weihai Branch	A company controlled by the same ultimate controlling party

38	Sinotrans Changjiang Company Limited Suzhou Branch	A company controlled by the same ultimate controlling party

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

B.	Related Party Transactions

The Group had the following related party transactions for the years ended December 31, 2017, 2016 and 2015:

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Transportation revenues
- China Merchants Logistics Holding Guangzhou Company Limited	1,070,899	—	—
- Sinotrans Shanghai Cold Chain Logistics Company Limited	929,561	—	—
- China Merchants Logistics Holding Tianjin Company Limited	562,645	—	—
- China Merchants Logistics Group Hubei Company Limited	509,927	—	—
- Sinotrans Changjiang Company Limited Suzhou Branch	140,408	—	—
- China Merchants Logistics Group Chengdu Company Limited	127,266	—	—
- Qingdao Beer Merchants Logistics Company Limited	46,847	—	—

	3,387,553	—	—

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

B.	Related Party Transactions (Continued)

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Other revenues
- China Merchants International Cold Chain (Shenzhen) Company Limited	12,037,736	2,400,000	947,729
- Kang Xin Logistics (Harbin) Company Limited	800,000	1,200,000	2,400,000
- China Merchants (Shenzhen) Import Commodity Company Limited	503,137	198,238	1,296,306
- China Merchants Shekou Holdings Company Limited	—	3,968,132	—
- China Merchants Logistics Group Hubei Company Limited	—	197,683	—
- China Merchants Logistics Holding Company Limited	—	173,063	109,997
- China Merchants Logistics Group Chengdu Company Limited	—	135,484	—
- China Merchants Port Service (Shenzhen) Company Limited	—	111,590	76,821
- United Merchant (Beijing) Food Company Limited	—	85,472	1,736,083
- China Merchants China Investment Management Company Limited	—	—	388,099
- China International Marine Containers (Group) Limited	—	—	153,231
- Shekou Container Terminals Company Limited	—	—	125,492
- China Merchants Property Development Company Limited	—	—	56,872
- Chiwan Container Terminal Company Limited	—	—	53,979
- China Merchants Group Limited	—	—	35,884
- Shenzhen Hikeen Projects Management Company Limited	—	—	34,990
- China Merchants Capital Management Company Limited	—	—	12,779
- Others	—	—	24,200

	13,340,873	8,469,662	7,452,462

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

B.	Related Party Transactions (Continued)

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
Warehouse service costs
- China Merchants Logistics Holding Zhengzhou Company Limited	4,439,858	4,249,900	3,221,106
- Rich Products Tianjin Company Limited	4,387,368	2,704,988	—
- Loscam Packaging Equipment Leasing (Shanghai) Company Limited	2,092,760	35,388	—
- China Merchants International Cold Chain (Shenzhen) Company Limited	1,757,888	1,838,990	2,078,042
- China Merchants Loscam (Hong Kong) Company Limited	365,048	411,882	387,195
- China Merchants Logistics Holding Tianjin Company Limited	176,681	—	—
- China Merchants Container Services Company Limited	78,169	35,388	1,752,850
- China Merchants Logistics Group Hubei Company Limited	—	22,620	—

	13,297,772	9,299,156	7,439,193

Transportation service costs
- Sinotrans Shandong Company Limited Weihai Branch	216,486	—	—
- Sinotrans Shanghai Cold Chain Logistics Company Limited	57,604	—	—

	274,090	—	—

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

B.	Related Party Transactions (Continued)

	For the Years Ended December 31,
	2017	2016	2015
	RMB	RMB	RMB
General and administrative expenses
- China Merchants Logistics Holding Company Limited	5,266,112	5,390,579	2,744,032
- China Merchants Logistics Shenzhen Company Limited	800,000	809,730	—
- China Merchants Group Financial Company Limited	3,774	—	—

	6,069,886	6,200,309	2,744,032

Interest expenses
- China Merchants Steam Navigation Company Limited	1,301,425	2,617,151	2,552,795
- China Merchants Logistics Holding Company Limited	920,750	702,726	767,478
- China Merchants Shipping Enterprise Company Limited	434,367	47,628	—

	2,656,542	3,367,505	3,320,273

Interest income
- China Merchants Group Financial Company Limited	83,088	—	—

Gain on disposal of property, plant and equipment

- China Merchants International Cold Chain (Shenzhen) Company Limited	286,771	—	—

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

C.	Related Party Balances

The Group had the following related party balances as of December 31, 2017 and 2016:

	As of December 31,
	2017	2016
	RMB	RMB
Loans from related parties:
- China Merchants Shipping Enterprise Company Limited	27,919,060	29,876,300
- China Merchants Logistics Holding Company Limited	20,000,000	—
- China Merchants Steam Navigation Company Limited	—	60,000,000

	47,919,060	89,876,300

Accounts receivable from related parties:
- China Merchants Logistics Holding Tianjin Company Limited	315,788	—
- Sinotrans Shanghai Cold Chain Logistics Company Limited	128,132	—
- China Merchants Logistics Holding Guangzhou Company Limited	113,504	—
- China Merchants Logistics Group Hubei Company Limited	95,006	—
- China Merchants Logistics Group Chengdu Company Limited	—	135,483

	652,430	135,483

Prepayment and other current assets from related parties:
- Rich Products Tianjin Company Limited	29,680,985	8,947,663
- Kang Xin Logistics (Harbin) Company Limited	5,237,628	2,769,137
- China Merchants Americold (Hong Kong) Holdings Company Limited	2,861,508	2,196,713
- China merchants Logistics Holding Zhengzhou Company Limited	606,527	246,126
- China Merchants Cold Chain Logistics (Hong Kong) Company Limited	1,611	1,722

	38,388,259	14,161,361

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

14.	RELATED PARTY TRANSACTIONS (Continued)

C.	Related Party Balances (Continued)

	As of December 31,
	2017	2016
	RMB	RMB
Accounts payable to related parties:
- Sinotrans Shandong Company Limited Weihai Branch	119,300	—
- China Merchants Logistics Holding Zhengzhou Company Limited	93,454	—
- China Merchants Loscam (Hong Kong) Company Limited	75,439	105,087
- Sinotrans Shanghai Cold Chain Logistics Company Limited	33,060	—
- China Merchants Logistics Holding Tianjin Company Limited	24,729	—
- China Merchants Container Services Company Limited	15,096	—
- China Merchants Logistics Holding Company Limited	4,774	987,400
- Loscam Packaging Equipment Leasing (Shanghai) Company Limited	6,334	—
- China Merchants Haitong Trade Company Limited	—	973,880

.	372,186	2,066,367

Accrued expenses and other liabilities to related parties:
- China Merchants International Cold Chain (Shenzhen) Company Limited	85,460,219	65,010,624
- China Merchants Logistics Holding Company Limited	22,575,697	17,662,550
- China Merchants Americold (Hong Kong) Holdings Company Limited	7,548,627	—
- Loscam Packaging Equipment Leasing (Shanghai) Company Limited	314,811	312,760
- Shenzhen Hikeen Projects Management Company Limited	30,000	—
- China Merchants Shipping Enterprise Company Limited	34,899	—
- Kang Xin Logistics (Harbin) Company Limited	—	4,340,000
- China Merchants (Shenzhen) Import Commodity Company Limited	—	287,654

	115,964,253	87,613,588

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

15.	RESTRICTED NET ASSETS

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, in accordance with the company law of the PRC, a domestic enterprise is required to provide at least 10% of its annual after-tax profit to the statutory common reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.

In addition, foreign exchange and other regulation in the PRC may further restrict the Company’s PRC subsidiaries from transferring funds to the Company in the form of dividends, loans and advances. The amount of net assets restricted was RMB8,487,086 as of December 31, 2017.

China Merchants Americold Logistics Company Limited

Notes to Consolidated Financial Statements (Continued)

16.	EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the PRC subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were RMB6,069,654, RMB6,752,994 and RMB8,219,474 for the years ended December 31, 2017, 2016 and 2015, respectively.

17.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

As of December 31, 2017, the Group had future minimum lease payments under non-cancellable operating leases with initial terms in excess of one year as follows:

RMB
2018	45,793,871
2019	31,049,564
2020	22,891,458
2021	23,850,752
2022 and thereafter	24,926,795

148,512,440

Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases. The terms of the leases do not contain material rent escalation clauses or contingent rents. For the years ended December 31, 2017, 2016 and 2015, total rental expenses for all operating leases amounted to RMB64,986,569, RMB65,875,801 and RMB67,364,346, respectively.

18.	EVENTS OCCURRED AFTER THE REPORTING PERIOD

Subsequent to the end of the reporting period, on March 26, 2018 and May 24, 2018, a third party, as the plaintiff, commenced actions against a subsidiary of the Group, as the defendant, alleging that the subsidiary breached and repudiated tenancy agreements to pay the arrears, reinstatement cost and other charges, totaled to HK$8,735,413. The rental deposits held by the plaintiff amounted to HK$8,614,104 as of December 31, 2017, and the arrears of rental and other charges payable to it amounted to HK$5,380,322 as of May 31, 2018. On August 29, 2018, the plaintiff, through its lawyer’s letter, agreed to enter into settlement negotiations, in terms of a waiver of the arrears of rental and other charges by the plaintiff, and waiver of the rental deposit by the defendant. The final resolution is subject to the approval by the board of directors.